EX. –12(b)(i)

CERTIFICATION

I, Richard M. Goldman, President of Security Large Cap Value Fund (the “Registrant”) certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 9, 2010

By:	/s/ RICHARD M. GOLDMAN
Richard M. Goldman, President

EX. –12(b)(i)

CERTIFICATION

I, Brenda M. Harwood, Treasurer of Security Large Cap Value Fund (the “Registrant”) certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 9, 2010

By:	/s/ BRENDA M. HARWOOD
Brenda M. Harwood, Treasurer